Exhibit 99.(h)(6)(c)

Schedule A

Dated September 30, 2013
To The
Expense Limitation Agreement
Dated January 29, 2013
Between
Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Fund	Operating Expense Limit	Termination Date
Mid Cap Fund Class A	1.21%	January 29, 2014
Mid Cap Fund Class C	1.96%	January 29, 2014
Mid Cap Fund Class Y	0.96%	January 29, 2014
Mid Cap Fund Class Z	1.21%	January 29, 2014
Mid Cap Fund Institutional Shares	0.89%	January 29, 2014
Small Cap Value Fund Class A	1.43%	January 29, 2014
Small Cap Value Fund Class C	2.18%	January 29, 2014
Small Cap Value Fund Class Y	1.18%	January 29, 2014
Small Cap Value Fund Institutional Shares	1.03%	January 29, 2014
Ultra Short Duration Fixed Income Fund Class A	0.69%	May 19, 2014
Ultra Short Duration Fixed Income Fund Class C	1.19%	May 19, 2014
Ultra Short Duration Fixed Income Fund Class Y	0.44%	May 19, 2014
Ultra Short Duration Fixed Income Fund Institutional Shares	0.39%	May 19, 2014
Ultra Short Duration Fixed Income Fund Class Z	0.69%	May 19, 2014
Premium Yield Equity Fund Class A	1.20%	January 29, 2014
Premium Yield Equity Fund Class C	1.95%	January 29, 2014
Premium Yield Equity Fund Class Y	0.95%	January 29, 2014
Emerging Markets Equity Fund Class A	1.69%	January 29, 2014
Emerging Markets Equity Fund Class C	2.44%	January 29, 2014
Emerging Markets Equity Fund Class Y	1.44%	January 29, 2014
Emerging Markets Equity Fund Institutional Shares	1.29%	January 29, 2014
Mid Cap Value Fund Class A	1.29%	January 29, 2014
Mid Cap Value Fund Class C	2.04%	January 29, 2014
Mid Cap Value Fund Class Y	1.04%	January 29, 2014
Mid Cap Value Fund Institutional Shares	0.89%	January 29, 2014
Global Real Estate Fund Class A	1.39%	January 29, 2014
Global Real Estate Fund Class C	2.14%	January 29, 2014
Global Real Estate Fund Class Y	1.14%	January 29, 2014
Global Real Estate Fund Institutional Shares	0.99%	January 29, 2014
Small Cap Core Fund Class A	1.34%	January 29, 2014
Small Cap Core Fund Class C	2.09%	January 29, 2014
Small Cap Core Fund Class Y	1.09%	January 29, 2014
Small Cap Core Fund Institutional Shares	0.94%	January 29, 2014
Total Return Bond Fund Class A	0.90%	April 16, 2014
Total Return Bond Fund Class C	1.65%	April 16, 2014
Total Return Bond Fund Class Y	0.65%	April 16, 2014
Total Return Bond Fund Institutional Shares	0.50%	April 16, 2014
International Fixed Income Fund Class A	1.09%	January 29, 2014
International Fixed Income Fund Class C	1.84%	January 29, 2014

Fund	Operating Expense Limit	Termination Date
International Fixed Income Fund Class Y	0.84%	January 29, 2014
International Fixed Income Fund Institutional Shares	0.69%	January 29, 2014
Merger Arbitrage Fund Class A	1.68%	January 29, 2014
Merger Arbitrage Fund Class C	2.43%	January 29, 2014
Merger Arbitrage Fund Class Y	1.43%	January 29, 2014
Merger Arbitrage Fund Institutional Shares	1.28%	January 29, 2014
Arbitrage Fund Class A	1.68%	September 30, 2014
Arbitrage Fund Class C	2.43%	September 30, 2014
Arbitrage Fund Class Y	1.43%	September 30, 2014
Arbitrage Fund Institutional Shares	1.28%	September 30, 2014

This Schedule A to the Expense Limitation Agreement is hereby executed as of the date first set forth above.

TOUCHSTONE FUNDS GROUP TRUST

By:

TOUCHSTONE ADVISORS, INC.

By:

By: